UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022

AccuStem Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56257	87-3774438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Plaza, 19th Floor, #1954 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 00 44 2074952379

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 14, 2022, AccuStem Sciences, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Meeting”).

As of September 14, 2022, the record date for the Meeting, there were 11,337,571 shares of our common stock outstanding.

At the Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

1. To elect the four (4) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified including Wendy Blosser, Gabriele Cerrone, Willy Simon and John Brancaccio.

Name	Votes For	Withhold	Broker Non-Vote
Wendy Blosser	7,012,522	357,215	621,032
Gabriele Cerrone	7,009,407	360,330	621,032
Willy Simon	7,012,041	357,696	621,032
John Brancaccio	7,012,165	357,572	621,032

2. To ratify the appointment of Mazars USA LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
7,975,758	6,205	8,806	0

3. To approve an amendment to our Amended and Restated Certificate of Incorporation, to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between one-for-two and one-for-fifteen, at any time prior to October 10, 2023.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
7,920,911	68,120	1,737	1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCUSTEM SCIENCES INC.

Date: October 14, 2022	By:	/s/ Wendy Blosser
Wendy Blosser
Chief Executive Officer

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